                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: March 10, 2008

                      TRIBECA GLOBAL MANAGEMENT LLC


                      By: /s/ Millie Kim
                         --------------------------------------------
                         Name:   Millie Kim
                         Title:  Secretary



                      CITIGROUP INVESTMENTS INC.


                      By: /s/ Millie Kim
                         --------------------------------------------
                         Name:  Millie Kim
                         Title: Director



                      CITIGROUP INC.


                      By: /s/ Riqueza V. Feaster
                         --------------------------------------------
                         Name:   Riqueza V. Feaster
                         Title:  Assistant Secretary